Item 30. Exhibit (n) i.

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2023, with respect to the statutory financial statements of Massachusetts Mutual Life Insurance Company, and to the reference to our firm under the heading “Experts” within the Statement of Additional Information, each incorporated by reference in the registration statement.

/s/ KPMG LLP

Hartford, Connecticut
November 13, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2023, with respect to the financial statements of Massachusetts Mutual Variable Life Separate Account I,  and to the reference to our firm under the heading “Experts” within the Statement of Additional Information, each incorporated by reference in the registration statement.

/s/ KPMG LLP

Boston, Massachusetts
November 13, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.